UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2019

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100 Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110
N/A

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 18, 2019, Everi Holdings Inc. (the “Company”) entered into a first amendment (the “Amendment”) to the Amended and Restated Employment Agreement dated May 5, 2017 with Michael Rumbolz, the Company’s President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement was previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2017 (the “Agreement 8-K”).
Extension of Employment. Effective February 1, 2019 (the “Effective Date”) the Amendment extends the term of Mr. Rumbolz’s employment as the Company’s President and Chief Executive Officer through January 31, 2021, subject to automatic extensions for successive one-year periods.
Restricted Stock Award. Under the Amendment, as of the Effective Date, Mr. Rumbolz will be granted a restricted stock award of 50,000 shares of the Company’s common stock (the “Grant”) pursuant to the 2014 Amended and Restated Equity Incentive Plan (the “2014 Plan”) and Notice of Grant of Restricted Stock and Restricted Stock Agreement entered into between Mr. Rumbolz and the Company (collectively, the “Restricted Stock Grant Notice and Agreement”). The Restricted Stock Grant Notice and Agreement were previously filed as Exhibit 10.5 to the Agreement 8-K. Subject to Mr. Rumbolz’s continued service to the Company as a director, officer, employee or consultant, the Grant will vest in 24 equal monthly installments, provided that all of the shares subject to the Grant will vest upon a change in control (as such as term is defined in the 2014 Plan) if: (i) Mr. Rumbolz is terminated by the Company without cause or by Mr. Rumbolz for good reason (as such terms are defined in the Employment Agreement) within 10 days prior to, or within 18 months after, the date a change in control is consummated; and (ii) if the acquirer does not assume or continue the Award as described in the Restricted Stock Grant Notice and Agreement.
Non-Solicit. The Amendment revises the Employment Agreement to reduce the term of the non-solicitation period following Mr. Rumbolz’s termination from a period of two years following his termination for any reason down to one year.
A copy of the Amendment will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q. The foregoing descriptions of the Employment Agreement, the Amendment and the Award do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement, the Amendment and the Restricted Stock Grant Notice and Agreement, respectively.
Item 8.01.    Other Events.
On January 24, 2019, Everi Holdings Inc. (the “Company”) issued a press release announcing that Mr. Rumbolz had entered into the Amendment. In addition, the press release announced the appointment of Darren Simmons as Executive Vice President and FinTech Business Leader.
A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Everi Holdings Inc., dated January 24, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: January 24, 2019	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer